UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CSX held its Annual Meeting on Friday, May 7, 2021. The final voting results for each matter submitted to a shareholder vote at the Annual Meeting are set forth below.

Item 1:	The following eleven persons were elected to the CSX Board of Directors:

	For	Against	Abstain	Broker Non-Votes	Total
Donna M. Alvarado	557,960,864	20,333,251	1,313,667	78,902,000	658,509,782
Thomas P. Bostick	572,823,338	5,406,281	1,378,163	78,902,000	658,509,782
James M. Foote	572,281,911	5,915,526	1,410,345	78,902,000	658,509,782
Steven T. Halverson	546,771,480	31,470,192	1,366,110	78,902,000	658,509,782
Paul C. Hilal	568,216,540	10,020,514	1,370,728	78,902,000	658,509,782
David M. Moffett	561,791,610	16,452,685	1,363,487	78,902,000	658,509,782
Linda H. Riefler	565,158,515	13,162,220	1,287,047	78,902,000	658,509,782
Suzanne M. Vautrinot	567,061,622	11,275,468	1,270,692	78,902,000	658,509,782
James L. Wainscott	572,498,135	5,736,317	1,373,330	78,902,000	658,509,782
J. Steven Whisler	570,494,793	7,728,375	1,384,614	78,902,000	658,509,782
John J. Zillmer	363,348,425	211,871,969	4,387,388	78,902,000	658,509,782

Item 2:	Shareholders ratified the appointment of Ernst & Young LLP as CSX’s independent registered public accounting firm for 2021, by the votes set forth in the table below:

For	Against	Abstain	Total
629,115,948	27,567,543	1,826,291	658,509,782

Item 3:	Shareholders approved, on an advisory (non-binding) basis, the compensation of CSX’s named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Total
535,653,282	39,840,473	4,114,027	78,902,000	658,509,782

No other matters were submitted for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	Executive Vice President - Chief Legal Officer & Corporate Secretary

DATE: May 13, 2021